Exhibit 5.1

(269) 337-7700
Fax: (269) 337-7701

July 2, 2025

MetaVia Inc.

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MetaVia Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-3 (such registration statement as amended or supplemented from time to time, the “Registration Statement”), in connection with the registration under the Securities Act of the offer and resale from time to time by selling securityholders of up to 14,084,507 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares were issued pursuant to that certain Securities Purchase Agreement, dated May 8, 2025, by and among the Company and the selling securityholders named therein.

In so acting we reviewed originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In conducting such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as duplicates or certified or conformed copies. We have not independently sought to verify factual matters. In conducting our examination, we assumed, without independent investigation or verification, the accuracy and completeness of all records made available to us by the Company, and the due authorization, execution and delivery by the selling securityholders of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents. In addition, in connection with this opinion letter, we have assumed that the Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement, the accompanying prospectus, including all supplements and amendments thereto.

Our opinions herein are limited solely to the matters set forth herein. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law as in effect on the date hereof (the “DGCL”). We are not admitted to practice in the State of Delaware and, with respect to the opinion set forth below, with your permission, we have (i) limited our review to standard compilations available to us of the DGCL, which we have assumed to be accurate and complete, and (ii) not reviewed case law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws. It is understood that this opinion letter is to be used only in connection with the offer and resale of the Shares while the Registration Statement is effective under the Securities Act.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

In giving the opinion set forth above with respect to the Shares opined on in this opinion letter, we have assumed that at or prior to the time of the delivery of such Shares, the authorization of such Shares will not have been modified or rescinded, and there will not have occurred any change in law affecting such Shares, including their validity or enforceability.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the related prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given as of its date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP